Exhibit 32.2
Certification of Principal Financial Officer
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of i3 Verticals, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 10, 2020

By:	/s/ Clay Whitson
Clay Whitson
Chief Financial Officer (Principal Financial Officer)